Cartesian Reports Second Quarter 2015 Financial Results

Overland Park, KS – August 13, 2015 – Cartesian, Inc. (NASDAQ: CRTN), a specialist provider of consulting services and managed solutions to the global communications, technology and digital media industries, reported financial results for the second quarter ended July 4, 2015.

Q2 2015 Operational Highlights

●	Reorganized senior management to support next stage of development, including appointing Peter Woodward as president, CEO and interim CFO.

●	Expanded three-year services agreement with an international Tier 1 communications operator, which increased the potential contract revenue by nearly 2.4 times its original value.

●	Added major new client in North America, which generated strong revenue to-date, in addition to providing the potential for significant revenue growth over the long-term.

●	Launched the initial phase of an Ascertain-based sales and marketing solution for a Tier 1 operator in order to drive sales growth through an innovative channel program.

Q2 2015 Financial Highlights (compared to the same year-ago quarter)

●	Non-GAAP revenues (on a constant currency basis) increased 2% to $17.8 million, while GAAP revenues decreased 3% to $16.9 million.

●	Healthy balance sheet with $11.1 million of cash and $13.9 million of net working capital.

Q2 2015 Financial Results
Revenues in the second quarter of 2015 were $16.9 million, a decrease of 3% from $17.4 million in the same year-ago period. The decrease was primarily due to an unfavorable change in foreign currency translation rates applied to foreign revenues, lower revenues from a U.S. multiple-system operator (MSO) client, as well as fewer North American sales resources.

On a non-GAAP, constant currency basis, revenues in the second quarter of 2015 were $17.8 million, an increase of 2% from $17.4 million in the same year-ago period (see reconciliation to GAAP, below).

Gross profit was $5.6 million or 32.9% of revenue, compared to $6.3 million or 36.4% of revenue in the second quarter of 2014. The decrease in gross profit was primarily due to a higher mix of revenue associated with lower-margin, long-term contracts in Europe, as well as lower consultant utilization rates due to slower growth in both regions. In addition, gross profit was negatively impacted by a $300,000 reserve allowance applied against the inventory on the company’s balance sheet.

Selling, general and administrative expenses in the second quarter of 2015 were $8.2 million, compared to $7.8 million in the second quarter of 2014. The increase was primarily due to higher non-cash expenses and certain other unusual charges of approximately $1.0 million, which included accrued executive severance costs, expenses related to the company’s strategic acquisition of Farncombe that closed on July 22, 2015, and a lease charge related to the company’s decision to vacate one of its office spaces.

GAAP loss from operations in the second quarter of 2015 totaled $2.6 million, compared to GAAP loss from operations of $1.4 million in the second quarter of 2014.

Non-GAAP adjusted loss from operations in the second quarter of 2015 totaled $1.4 million, compared to non-GAAP adjusted income from operations of $345,000 in the second quarter of 2014 (see reconciliation to GAAP, below).

GAAP net loss for the second quarter of 2015 totaled $2.8 million, or $(0.34) per diluted share, compared to a GAAP net income of $87,000, or $0.01 per diluted share, in the second quarter of 2014.

Non-GAAP adjusted net loss for the second quarter of 2015 totaled $1.5 million, or $(0.20) per diluted share, compared to non-GAAP adjusted net income of $1.8 million, or $0.23 per diluted share, in the same year-ago period (see reconciliation to GAAP, below).

As of July 4, 2015, cash and cash equivalents totaled $11.1 million as compared to $13.8 million at the end of the prior quarter.

Management Commentary
“While our Q2 financial results were lower than we expected, we made strong progress executing on our key strategic initiatives designed to drive long-term growth, margin expansion and profitability,” said Peter Woodward, Cartesian’s president, CEO and interim CFO. “This included two recent hires to our U.S.-based sales team, reducing costs in non-strategic areas, and securing new long-term client relationships.”

“Along those lines, Q2 was highlighted by two new major client wins, including an expanded agreement with a longstanding Tier 1 communications operator. The expansion brings our total contract value to approximately $34 million, of which $28 million we expect to realize through fiscal 2016. The Tier 1 operator win demonstrated our ability to execute on our long-term strategy of leveraging our existing client base by upselling higher-margin technology solutions. It also reflects the long-term value we provide our clients and the ‘stickiness’ of our business model.”

“We have built on this momentum in our current quarter with the acquisition of Farncombe. The acquisition will further diversify our revenue base, as well as expand our capabilities and geographic footprint in the emerging digital TV sector. We expect Farncombe to provide strong cross-selling and upselling opportunities across our combined customer base, such as higher-margin service offerings, which include strategy consulting and analytics. We are already realizing these synergies, and expect for them to drive new business in 2015 and beyond.”

“Since becoming CEO in June, I have worked closely with the board to establish a number of strategies and initiatives designed to build upon the strong progress Cartesian has made over the last few years. We are focused on executing a near-term plan to generate positive operating income in our core consulting business, as we invest in areas that can deliver superior returns, and position Cartesian for long-term, predictable growth and profitability.”

Conference Call
Cartesian will hold a conference call today (August 13, 2015) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss these results. The call may also include discussion of company developments, forward-looking information and other material information about Cartesian’s business and financial matters.

Cartesian President, CEO and Interim CFO Peter Woodward, and COO Susan Simmons, will host the presentation, followed by a question and answer period.

Date: Thursday, August 13, 2015
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
U.S. dial-in: 877-407-0784
International dial-in: 201-689-8560

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

The conference call will be broadcasted live and available for replay via the investor section of the company's website.

A replay of the call will be available after 8:00 p.m. Eastern time on the same day through September 13, 2015.

U.S. replay dial-in: 877-870-5176
International replay dial-in: 858-384-5517
Replay ID: 13615419

About Cartesian, Inc.
Cartesian, Inc. (NASDAQ: CRTN) is a specialist provider of consulting services and managed solutions to leaders in the global communications, technology and digital media industries. Cartesian provides strategic advice, management consulting, and managed solutions to clients worldwide. The company has offices in Boston, Kansas City, London, New York, Philadelphia and Washington. For more information, visit www.cartesian.com.

Investor Contact:

Matt Glover
Liolios Group, Inc.
949-574-3860
CRTN@liolios.com

Non-GAAP Adjustments
In addition to reporting results of operations on a GAAP basis, this press release contains certain non-GAAP adjustments which are described in the schedules accompanying this press release entitled “Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted Net (Loss) Income and GAAP Loss from Operations to Non-GAAP Adjusted (Loss) Income from Operations” and “Reconciliation of Non-GAAP Constant Currency Revenues to GAAP Revenues.” In making non-GAAP adjustments to GAAP net (loss) income and GAAP loss  from operations, the Company took into account certain non-cash expenses and benefits and the impact of certain items that are generally not expected to be on-going in nature or that are unrelated to the Company’s core operations, including in each case tax effects as applicable. In calculating revenues for the second quarter of 2015 on a constant currency basis, the Company applied average foreign exchange rates from the second quarter of 2014 to the Company's foreign-denominated revenues in the second quarter of 2015. Management believes non-GAAP financial information provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not a substitute for GAAP financial information. The Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand Cartesian’s comparative operating performance for the periods presented.

Cartesian’s management uses the non-GAAP financial measures in its own evaluation of the Company’s performance, particularly when comparing performance to the prior year’s period. Cartesian’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. Although Cartesian’s management believes the non-GAAP financial measures are useful in evaluating the performance of its business, Cartesian acknowledges that items excluded from such measures have a material impact on the Company’s loss  from operations, net (loss) income, net (loss) income per diluted share and revenues calculated in accordance with GAAP.  Therefore, management uses non-GAAP measures in conjunction with GAAP results. Investors and other users of our financial information should also consider the above factors when evaluating Cartesian’s results.

Cautionary Statement Regarding Forward Looking Information
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations. Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements.  Factors that might affect actual results, performance, or achievements include, among other things, our ability to successfully integrate the operations of Farncombe France SARL and Farncombe Technology Limited with our operations, our ability to successfully implement our strategic relationship with Elutions, conditions in the telecommunications industry, overall economic and business conditions, the demand for the Company’s services (including the slowing of client decisions on proposals and project opportunities along with scope reduction of existing projects), the level of cash and non-cash expenditures incurred by the Company, our ability to protect client or Cartesian data or information systems from security breaches and cyber-attacks, technological advances and competitive factors in the markets in which the Company competes, foreign currency exchange rate fluctuations, and the factors described in this press release and in Cartesian’s filings with the Securities and Exchange Commission, including the risks described in its periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I of its Annual Report on Form 10-K for the fiscal year ended January 3, 2015 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. Any forward-looking statements made in this release speak only as of the date of this release. Cartesian does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

CARTESIAN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Thirteen Weeks Ended	Thirteen Weeks Ended	Twenty-Six Weeks Ended	Twenty-Six Weeks Ended
	July 4,	June 28,	July 4,	June 28,
	2015	2014	2015	2014

Revenues	$16,889	$17,420	$34,939	$33,657

Cost of services	11,337	11,080	22,709	21,390

Gross profit	5,552	6,340	12,230	12,267

Selling, general and administrative expenses (includes non-cash share-based compensation expense of $145 and $272 for the thirteen weeks ended July 4, 2015 and June 28, 2014, respectively and $446 for each of the twenty-six weeks ended July 4, 2015 and June 28, 2014, respectively)	8,160	7,789	15,466	13,708
Loss from operations	(2,608)	(1,449)	(3,236)	(1,441)
Other (expense) income
Interest expense, net	(48)	(63)	(108)	(71)
Discount on note payable and transaction costs	-	(82)	-	(1,610)
Change in fair value of warrants and derivative liabilities	20	128	(105)	111
Incentive warrants expense	(9)	-	(47)	-
Total other (expense) income	(37)	(17)	(260)	(1,570)
Loss before income taxes	(2,645)	(1,466)	(3,496)	(3,011)
Income tax benefit (provision)	(120)	1,553	(290)	1,524
Net income (loss)	$(2,765)	$87	$(3,786)	$(1,487)

Net income (loss) per common share:
Basic	$(0.34)	$0.01	$(0.47)	$(0.20)

Diluted	$(0.34)	$0.01	$(0.47)	$(0.20)

Weighted average shares used in calculation of net income (loss) per basic and diluted common share
Basic	8,181	7,899	8,135	7,606

Diluted	8,181	8,140	8,135	7,606

CARTESIAN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	July 4,	January 3,
	2015	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,054	$12,999
Accounts receivable, net	11,935	13,527
Inventory	2,700	3,000
Prepaid and other current assets	1,633	1,747
Total current assets	27,322	31,273

NONCURRENT ASSETS:
Property and equipment, net	2,528	1,292
Goodwill	8,018	8,015
Deferred income tax assets	835	1,085
Other noncurrent assets	487	611
Total Assets	$39,190	$42,276

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$2,650	$1,806
Current borrowings	3,269	3,269
Liabilities for derivatives	442	337
Accrued payroll, bonuses and related expenses	3,952	3,899
Accrued severance liability and related costs	-	1,694
Deferred revenue	1,639	1,665
Other accrued liabilities	1,431	986
Total current liabilities	13,383	13,656

NONCURRENT LIABILITIES:
Deferred income tax liabilities	782	722
Deferred revenue	614	330
Other noncurrent liabilities	911	151
Total noncurrent liabilities	2,307	1,203

Total stockholders’ equity	23,500	27,417
Total Liabilities and Stockholders’ Equity	$39,190	$42,276

CARTESIAN, INC.
RECONCILIATION OF GAAP NET (LOSS) INCOME TO NON-GAAP ADJUSTED NET (LOSS) INCOME
AND GAAP LOSS FROM OPERATIONS TO NON-GAAP ADJUSTED (LOSS) INCOME FROM OPERATIONS
(unaudited)
(in thousands, except per share data)

	Thirteen	Thirteen	Twenty-Six	Twenty-Six
	Weeks Ended	Weeks Ended	Weeks Ended	Weeks Ended
	July 4,	June 28,	July 4,	June 28,
	2015	2014	2015	2014

Reconciliation of GAAP loss from operations to non-GAAP adjusted (loss) income from operations:

GAAP loss from operations	$(2,608)	$(1,449)	$(3,236)	$(1,441)

Depreciation	195	152	415	339
Non-cash share based compensation expense	145	272	446	446
Accrued executive severance and related costs	465	1,370	465	1,370
Lease expense for discontinuation of office space	256	-	256	-
Acquisition expenses	292	-	292	-
Foreign currency exchange gain on note payable	(165)	-	(4)	-
Adjustments to GAAP loss from operations	1,188	1,794	1,870	2,155

Non-GAAP adjusted (loss) income from operations	$(1,420)	$345	$(1,366)	$714

Reconciliation of GAAP net (loss) income to non-GAAP adjusted net (loss) income:

GAAP net (loss) income	$(2,765)	$87	$(3,786)	$(1,487)

Depreciation	195	152	415	339
Non-cash share based compensation expense	145	272	446	446
Accrued executive severance and related costs	465	1,370	529	1,370
Lease expense for discontinuation of office space	256	-	256	-
Acquisition expenses	292	-	292	-
Discount on note payable and transaction costs	-	82	-	1,610
Change in fair value of derivative liabilities	(20)	(128)	105	(111)
Foreign currency exchange gain on note payable	(165)	-	(4)	-
Incentive warrants expense	9	-	47	-
Tax effect of applicable non-GAAP adjustments (1)	53	3	29	18
Adjustments to GAAP net (loss) income	1,230	1,751	2,115	3,672

Non-GAAP adjusted net (loss) income	$(1,535)	$1,838	$(1,671)	$2,185

Reconciliation of GAAP net (loss) income per diluted common share to non-GAAP adjusted net (loss) income per diluted common share:

GAAP net (loss) income per diluted common share (2)	$(0.34)	$0.01	$(0.47)	$(0.19)

Depreciation	0.02	0.02	0.05	0.04
Non-cash share based compensation expense	0.02	0.04	0.06	0.06
Accrued executive severance and related costs	0.05	0.17	0.06	0.18
Lease termination charges	0.03	-	0.03	-
Acquisition expenses	0.04	-	0.04	-
Discount on note payable and transaction costs	-	0.01	-	0.20
Change in fair value of derivative liabilities	(0.00)	(0.02)	0.01	(0.01)
Foreign currency exchange loss on note payable	(0.02)	-	-	-
Incentive warrants expense	-	-	0.01	-
Tax effect of applicable non-GAAP adjustments (1)	-	-	-	-
Adjustments to GAAP net (loss) income per diluted common share	0.14	0.22	0.26	0.47

Non-GAAP adjusted net (loss) income per diluted common share	$(0.20)	$0.23	$(0.21)	$0.28

Weighted average shares used in calculation of Non-GAAP adjusted net (loss) income per diluted common share (2)	8,181	8,140	8,135	7,748

(1) The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item after consideration of the Company's valuation allowance.

(2) The Company uses weighted average diluted common shares including the dilutive effect of stock options, non-vested shares and warrants in the calculation of GAAP net loss per diluted common share in this reconciliation in order to reconcile to Non-GAAP adjusted net income per diluted common share for the thirteen weeks ended June 28, 2014.

CARTESIAN, INC.
RECONCILIATION OF NON-GAAP CONSTANT CURRENCY REVENUES TO GAAP REVENUES
(unaudited)
(in thousands, except growth rates)

	Thirteen	Thirteen			Twenty-Six	Twenty-Six
	Weeks Ended	Weeks Ended			Weeks Ended	Weeks Ended
	July 4,	June 28,	Year-Over-Year		July 4,	June 28,	Year-Over-Year
	2015	2014	Growth		2015	2014	Growth

Non-GAAP Constant Currency Revenues Reconciliation (1)

GAAP revenues, as reported	$16,889	$17,420	(3.0%	)	$34,939	$33,657	3.8%
Foreign currency exchange impact on 2015 revenues using 2014 average rates	900				1,819
Non-GAAP revenues, at constant currency	$17,789	$17,420	2.1%		$36,758	$33,657	9.2%

(1) Non-GAAP revenues on a constant currency basis are calculated by applying the average foreign exchange rates for the thirteen and twenty-six weeks ended June 28, 2014 to foreign-denominated revenues in the comparable current year periods. The difference between non-GAAP revenues and revenues calculated in accordance with GAAP is shown as "foreign currency exchange impact" in the table above. Non-GAAP constant currency revenue growth (expressed as a percentage) is calculated by determining the increase in non-GAAP constant currency revenues in fiscal 2015 compared to GAAP revenues for the prior year.

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